UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 18, 2013

Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 S. Beckham, Tyler, Texas	75701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (903) 531-7111

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of shareholders of Southside Bancshares, Inc. (the “Company”) was held on April 18, 2013, in Tyler, Texas. Five directors were elected for a term of three years. The appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2013, was ratified. The proposal to approve the restated certificate of formation did not receive the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock entitled to vote and therefore the restated certificate of formation will not become effective. The Company intends to resubmit the restated certificate of formation for approval at the 2014 annual meeting of shareholders.

The final voting results are set forth below:

	Shares Voted
Nominees for Director for a term expiring at the 2016 Annual Meeting	For	Withheld		Non Votes
Alton Cade	9,494,983	54,486	44,492	4,449,282
Pierre de Wet	9,467,283	82,186		4,449,282
B.G. Hartley	9,491,960	57,509		4,449,282
Paul W. Powell	9,433,210	116,259		4,449,282
Donald W. Thedford	9,502,655	46,814		4,449,282

	For	Against		Abstain	Non Votes
Restated Certificate of Formation	9,534,720	10,485		4,264	4,449,282

	For	Against		Abstain
Ratification of Independent Auditors	13,936,148	55,664		6,939

	Outstanding	# Voted		% Voted
At Date of Record	16,976,698	13,998,751		82.46%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: April 22, 2013	By:	/s/ Lee R. Gibson
Lee R. Gibson, CPA
Senior Executive Vice President and CFO